UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eclipse Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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+ ECLIPSE RESOURCES CORPORATION C 1234567890 IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Vote by Internet ADD 2 ADD 3 • Go to www.envisionreports.com/ECR ADD 4 • Or scan the QR code with your smartphone ADD 5 • Follow the steps outlined on the secure website ADD 6 Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Stockholder Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for Eclipse Resources Corporation’s 2017 Annual Meeting of Stockholders on May 17, 2017 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report to stockholders are available at: www.envisionreports.com/ECR Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/ECR to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before the close of business on Friday, May 5, 2017 to facilitate timely delivery. 2NOT COY + 02KHPE

Stockholder Meeting Notice
Eclipse Resources Corporation’s Annual Meeting of Stockholders will be held on Wednesday, May 17, 2017 at the Company’s principal executive offices located at 2121 Old Gatesburg Road, Suite 110, State College, Pennsylvania 16803, at 10:00 a.m. Eastern Time.
You may vote in person at the Annual Meeting of Stockholders by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote. You may also vote by mail by requesting a hard copy proxy card by following the instructions below and then signing, dating and returning your proxy card in the provided pre-addressed envelope.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends you vote FOR the following three Class III nominees:
1. Election of Directors.
01 - Benjamin W. Hulburt 02 - Mark E. Burroughs, Jr. 03 - Richard D. Paterson
The Board of Directors recommends you vote FOR the following proposals:
2. To ratify the appointment of Grant Thornton LLP as the Company’s registered public accounting firm for the year ending December 31, 2017.
3. To approve the Eclipse Resources Corporation 2014 Long-Term Incentive Plan, as amended by the First Amendment.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
Internet – Go to www.envisionreports.com/ECR. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
Email – Send email to investorvote@computershare.com with “Proxy Materials Eclipse Resources Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by on or before the close of business on Friday, May 5, 2017.
02KHPE